Exhibit 23.1

Exhibit 23.1     Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Heckmann Corporation

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159086), Form S-3 (No. 333-158266) and Form S-4 (No. 333-177343), and in the Post Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-154717) of Heckmann Corporation of our report dated March 14, 2011 (December 7, 2011 as to the effects of the discontinued operations presentation described in Notes 1 and 12), on the consolidated financial statements and effectiveness of internal control over financial reporting of Heckmann Corporation and subsidiaries appearing in this Current Report on Form 8-K of Heckmann Corporation dated December 7, 2011 and to the reference to our Firm under the caption “Experts” in the Prospectus included in such Registration Statements on Forms S-3 and Form S-4.

/s/ GHP Horwath, P.C.
Denver, Colorado
December 7, 2011